SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            _______________

                                Form S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                            _______________

                        BDM International, Inc.
           (Exact name of issuer as specified in its charter)


         Delaware                                 54-1561881
  (State of Incorporation)           (I.R.S. Employer Identification No.)


       1501 BDM Way                                22102-3204
     McLean, Virginia                              (Zip Code)
(Address of Principal Executive Offices)

                            __________________

                        BDM INTERNATIONAL, INC
                   1993 EMPLOYEE STOCK PURCHASE PLAN
                        (Full title of the Plan)
                            __________________

                          John F. McCabe, Esq.
              Corporate Vice President and General Counsel
                        BDM International, Inc.
                             1501 BDM Way
                       McLean, Virginia  22102-3204
                  (Name and address of agent for service)


Telephone number, including area code, of agent for service: (703) 848-5224
                             _______________


                   CALCULATION OF REGISTRATION FEE
                   _______________________________

                                   Proposed     Proposed
                                    Maximum      Maximum
                       Amount      Offering     Aggregate
Title of Securities     to be        Price       Offering     Amount of
to be Registered     Registered   Per Share (1)   Price    Registration Fee
___________________  __________   _____________ _________  ________________
Common Stock
(par value $.01)      360,000       $17.25      $6,210,000     $2,141.38

__________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (j) on the basis of the highest price at which securities were sold for which an offer of rescission is made hereby.

             This registration statement on Form S-8 is filed (i) to increase the number of shares of common stock, par value $.01 per share, offered pursuant to the Registrant's 1993 Employee Stock Purchase Plan (the "Plan") from 100,000 shares to 360,000 shares and (ii) to offer to participants in the Plan the right to rescind certain purchases previously made.


                                 PART I


          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


             The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).


                                 PART II


           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

             The documents listed in paragraphs (a) through (c) below are incorporated by reference in this registration statement:

             (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed
                  March 31, 1995.

             (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities
                  Exchange Act of 1934, as amended (the "Exchange
                  Act") since the end of the fiscal year ended
                  December 31, 1994.

             (c) The description of Registrant's Common Stock contained under the caption "Description of Capital Stock" in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-77096) filed under the Securities Act of 1933 on or about May 12, 1995.


             In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

             Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

             Not Applicable.

Item 6.  Indemnification of Directors and Officers.

             Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under that statute to indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines, and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee, or agent has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his or her conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnification is mandatory to the extent a claim, issue, or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of shareholders, or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnification against such liability would be allowed under the statute. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

             Generally, under the By-laws and Certificate of Incorporation of the Registrant, indemnification of directors and officers is mandatory to the full extent permitted by law.

             The Registrant has provided liability insurance coverage for each director and officer with respect to certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

             Not Applicable.

Item 8.  Exhibits.

             The Exhibit Index on page E-1 is hereby incorporated by reference.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by
                   Section 10(a)(3) of the Securities Act of
                   1933;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with
                   respect to the plan of distribution not
                   previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, and Commonwealth of Virginia, on May 31, 1995.


                                      BDM INTERNATIONAL, INC.
                                           (Registrant)



                                      By: Philip A. Odeen
                                          _________________________
                                          Philip A. Odeen
                                          President

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, or by his or her duly authorized attorney-in-fact, in the capacities and on the dates indicated.


     Signature                      Title                         Date
     _________                      _____                         ____

/s/ Philip A. Odeen              President and Chief Executive  May 31, 1995
_______________________________  Officer, Director (principal
      Philip A. Odeen            executive officer)

/s/ C. Thomas Faulders, III      Executive Vice President,      May 31, 1995
_______________________________  Treasurer and Chief Financial
   C. Thomas Faulders, III       Officer (principal financial
                                 and accounting officer)

/s/ Frank C. Carlucci            Chairman of the Board of       June 2, 1995
_______________________________  Directors
      Frank C. Carlucci

/s/ William E. Conway, Jr.       Vice Chairman and Director     June 2, 1995
_______________________________
    William E. Conway, Jr.

/s/ Dr.Jeanette Grasselli Brown  Director                       June 1, 1995
_______________________________
Dr. Jeanette Grasselli Brown

/s/ James A.D. Geier             Director                       June 2, 1995
_______________________________
       James A.D. Geier

                                 Director                       June  , 1995
_______________________________
       Neil Goldschmidt

     Signature                      Title                         Date
     _________                      _____                         ____



                                 Director                       June  , 1995
_______________________________
     Walter Leisler Kiep

/s/ Dr. Hans Mark                Director                       June 1, 1995
_______________________________
       Dr. Hans Mark

/s/ Thomas G. Ricks              Director                       June 5, 1995
_______________________________
      Thomas G. Ricks


                                 Director                       June   , 1995
_______________________________
       John M. Slosar

/s/ Helmut Sonnenfeldt           Director                       June 1, 1995
_______________________________
     Helmut Sonnenfeldt

                                 Director                       June   , 1995
_______________________________
 Dr. William E. Sweeney, Jr.


/s/ Earle C. Williams            Director                       June 2, 1995
_______________________________
      Earle C. Williams

                              EXHIBIT INDEX


                                                     Page No. in Sequential
Exhibit No.        Description                       Numbering System
___________        ___________                       ______________________

  4.1              Amended and Restated Certificate
                   of Incorporation of the
                   Registrant (incorporated by
                   reference to Exhibit 3.1 to
                   Registrant's Registration
                   Statement on Form S-1 filed
                   March 30, 1994 (No. 33-77096)

  4.2              Amended and Restated By-laws of
                   the Registrant (incorporated by
                   reference to Exhibit 3.2 to
                   Registrant's Registration
                   Statement on Form S-1 filed
                   March 30, 1994 (No. 33-77096)

  4.3              BDM International,Inc. Employee
                   Stock Purchase Plan

  5.1              Opinion of John F. McCabe, Esq.
                   Corporate Vice President and
                   General Counsel

 24.1              Consent of John F. McCabe, Esq.
                   (included in Exhibit 5.1)

























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